Exhibit 99

News Release
For Immediate Release

Contact:  Dan Chila, EVP, Chief Financial Officer (856) 691-7700

Sun Bancorp, Inc. Reports Fourth Quarter and
Full Year Results for 2008

VINELAND, NJ, January 27, 2009 – Sun Bancorp, Inc. (NASDAQ:SNBC) reported today net income of $4.3 million, or $0.19 per share, for the quarter ended December 31, 2008, compared to net income of $3.9 million, or $0.16 per share, for the fourth quarter of 2007.  The following were key items which affected net income for the current quarter:

·	Pre-tax net gain on the sale of branches of $11.5 million, or $0.29 per share.
·	Pre-tax other-than-temporary impairment (OTTI) charges of $7.5 million, or $0.22 per share, on pooled trust preferred securities in the investment portfolio.
·	Increased level of loan loss provision for the quarter to $7.6 million, which compares to $3.7 million for the third quarter 2008 and $5.4 million for the fourth quarter 2007.

Net income for the year ended December 31, 2008 was $14.9 million, or $0.65 per share, compared to net income of $19.4 million, or $0.82 per share, for the prior year.  Net income for the current year included a pre-tax net gain from the sale of branches in the fourth quarter of $11.5 million, or $0.29 per share, offset by OTTI charges of $7.5 million, or $0.22 per share, on pooled trust preferred securities in the investment portfolio.  Net income for the prior year included pre-tax net charges of approximately $2.1 million, or $0.06 per share. The charges were a result of $2.4 million of severance related expenses, $791,000 to write-off unamortized issuance costs relating to the calls of Sun Capital Trust III and Sun Capital Trust IV trust preferred securities, $185,000 of branch consolidation costs, and an early extinguishment of debt charge of $124,000 for an FHLB borrowing prepayment, offset by a net gain of $1.4 million realized in the first quarter 2007 from the sale of branches.

“The country is working through a very tough economic environment,” said Thomas X. Geisel, president and chief executive officer of Sun Bancorp.  "At the onset of the national economic downturn, New Jersey held up fairly well.  However, as the downturn is persisting, New Jersey is mirroring the overall economy.  The last six months is evidence of this trend.”

“We are going to continue to be proactive during 2009 in reviewing and evaluating the quality of existing loans throughout each segment of the portfolio.  Our goal for 2009 remains to intensively manage our loan portfolio for profitable balanced growth supported by consistent credit quality.”

           As previously announced, on January 9, 2009, the Company completed the sale of 89,310 shares of Preferred Stock, Series A under the U.S. Treasury’s TARP Capital Purchase Plan for $89.3 million. “We are pleased to have qualified and been selected to participate in this program. The additional capital strength provided through this program will further support our lending activities and the expansion of services into our communities, as well as provide flexibility to evaluate future opportunities that may arise,” said Geisel.

The Company’s capital ratios continue to remain strong and are “well capitalized” by all regulatory standards.  Had the Treasury’s investment under the TARP Capital Purchase Plan been completed prior to December 31, 2008, the Company’s leverage capital ratio at year-end would have increased from approximately 9.58% to approximately 12.25% and the total risk-based capital ratio would have increased from approximately 11.71% to approximately 14.43%.  The Company’s tangible equity ratio would have improved to 8.45% from 6.10% at December 31, 2008.

The following is an overview of the key financial highlights:

·	Total assets were $3.622 billion at December 31, 2008, compared to $3.425 billion at September 30, 2008 and $3.338 billion at December 31, 2007.
·
Total loans before allowance for loan losses were $2.740 billion at December 31, 2008, an increase of $229.9 million, or 9.2%, over total loans at December 31, 2007.  Linked quarter loan growth approximated 2.8%.

·
The loan loss provision for the quarter of $7.6 million, or 0.28% of average loans outstanding, compared to $5.4 million, or 0.22% of average loans outstanding, for the comparable prior year period and $3.7 million, or 0.14% of average loans outstanding, for the linked third quarter 2008.  The loan loss provision for the year ended December 31, 2008 of $20.0 million compared to $8.4 million for the comparable prior year.  The allowance for loan losses to total loans was 1.36% at December 31, 2008, compared to 1.08% at December 31, 2007 and 1.28% at September 30, 2008.  Total non-performing assets were $48.8 million at December 31, 2008, or 1.78% of total loans and real estate owned, compared to $29.6 million, or 1.18%, at December 31, 2007, and $49.9 million, or 1.87%, at September 30, 2008. The allowance for loan losses to non-performing loans was 79.69% at December 31, 2008, compared to 95.77% at December 31, 2007 and 71.80% at September 30, 2008. Net charge-offs for the quarter of $4.4 million, or 0.16% of average loans outstanding, compared to $4.8 million, or 0.19% of average loans outstanding, for the comparable prior year quarter and $1.1 million, or 0.04% of average loans outstanding, for the linked third quarter 2008.  Net charge-offs for the year ended December 31, 2008 of $9.7 million, or 0.37% of average loans outstanding, compared to $7.1 million, or 0.29% of average loans outstanding, for the comparable prior year.

·
Total deposits were $2.896 billion at December 31, 2008, an increase of $197.3 million, or 7.3%, over deposits at December 31, 2007.  In October 2008, the Company sold its six branch offices located in Delaware, including deposits approximating $95 million.  Normalized deposit growth, excluding sold deposits and brokered certificates of deposit, approximated 5.7%.

·
Net interest income (tax-equivalent basis) of $25.9 million for the quarter compares to $25.9 million for the comparable prior year period and $25.4 million for the linked third quarter. The net interest margin for the quarter of 3.26% compares to 3.47% for the comparable prior year period and 3.28% for the linked third quarter 2008. Net interest margin for the year ended December 31, 2008 of 3.30% compares to the prior year of 3.37%.

·
At December 31, 2008, the Company had two pooled trust-preferred securities classified as available for sale, with an original cost basis of $9.0 million and an estimated fair value of $1.5 million.  The Company fully evaluated these securities and determined that the unrealized losses of $7.5 million are other-than-temporary and recognized a charge of $7.5 million for the quarter.  In addition, the Company has two single trust-preferred securities with an original cost basis of $20 million and an estimated fair value of $10.3 million and a pooled trust-preferred security with an original cost basis of $8.8 million and an estimated fair value of $2.7 million, both classified as available for sale.  The Company has reviewed these securities and determined that the decreases in estimated fair value are temporary.  The Company performs ongoing analysis of the trust-preferred securities and, as a result, the above estimates are subject to change in future periods.

·
Total operating non-interest income for the fourth quarter of 2008 of $6.1 million decreased $703,000, or 10.3%, over the comparable prior year period.  The decrease over prior year was attributable to a reduction in service charges on deposit accounts of $158,000, and a decrease in gain on sale of loans and gain on derivative instruments of $138,000 and $100,000, respectively, both due to a reduction in transaction volume.  In addition, bank owned life insurance (BOLI) income decreased $329,000 primarily as a result of the recognition of $301,000 in 2007 related to the conversion of former general account BOLI policies to a separate account policy.  These decreases were offset by an increase in Sun Financial Services revenue earned on investment products provided by a third-party broker of $416,000.  In 2008, the Company internalized the Sun Financial Services investment products sales force, which previously operated under an agreement with an independent third-party broker-dealer.  Total operating non-interest income decreased $927,000, or 13.2%, over the linked quarter primarily due to a reduction in service charges on deposit accounts of $438,000, a decrease in BOLI income of $117,000, and a decrease in gain on sale of loans and  gain on derivative instruments of $82,000 and $80,000, respectively.  Total operating non-interest income for the year 2008 of $28.1 million increased $3.4 million, or 13.9%, over 2007.  The increase over prior year was primarily attributable to an increase in Sun Financial Services revenue earned on investment products provided by a third-party broker-dealer of $2.1 million, an increase in gain on derivative instruments of $1.0 million and an increase in BOLI income of $590,000.

·
Total operating non-interest expense for the quarter of $22.8 million increased $1.3 million, or 6.1%, over the comparable prior year period.   The increase over prior year was due to an increase in advertising expense of $390,000, an increase in professional fees of $418,000, an increase of $223,000 in problem loan costs, and an increase in FDIC insurance of $152,000 due to higher assessable deposits and an increase in assessment rate.  Total operating non-interest expense decreased $207,000 over the linked third quarter 2008 primarily due to a reduction in salaries and benefits of $1.6 million as a result of $1.9 million adjustment to annual incentives.  This decrease was offset by an increase in advertising expense of $513,000, an increase in professional fees of $203,000, an increase in problem loan costs of $201,000 and an increase in insurance expense of $156,000.  Total operating non-interest expense for the year of $92.4 million increased $6.2 million, or 7.2%, over the prior year primarily due to an increase in salaries and benefits of $3.9 million resulting from increases in sales commissions of $1.5 million, salary expense of $1.5 million and stock compensation expense of $662,000.  The increase in sales commissions was attributable to the internalization of the Sun Financial Services sales force as previously discussed above.  In addition, professional fees increased $549,000 mostly due to an increase in legal fees and FDIC insurance increased $838,000 primarily due to a one-time assessment credit of $526,000 recognized in 2007 and an increase in assessment rate and assessable deposits during 2008.

The Company will hold its regularly scheduled conference call on Wednesday, January 28, 2009, at 11:30 a.m. (ET).  Participants may listen to the live Web cast through the Sun Bancorp Web site at www.sunnb.com. Participants are advised to log on 10 minutes ahead of the scheduled start of the call. An Internet-based replay will be available at the Web site for two weeks following the call.

Sun Bancorp, Inc. is a $3.6 billion asset bank holding company headquartered in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through 62 locations in New Jersey. The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except per share data)
	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Profitability for the period:
Net interest income	$25,472	$25,498	$99,661	$98,836
Provision for loan losses	7,617	5,443	20,000	8,403
Non-interest income	10,207	6,822	32,430	26,155
Non-interest expense	22,843	21,528	92,771	88,963
Income before income taxes	5,219	5,349	19,320	27,625
Net income	$4,253	$3,870	$14,894	$19,352

Financial ratios:
Return on average assets (1)	0.49%	0.47%	0.44%	0.58%
Return on average equity (1)	4.71%	4.26%	4.09%	5.45%
Return on average tangible equity (1),(2)	7.94%	7.33%	6.92%	9.61%
Net interest margin (1)	3.26%	3.47%	3.30%	3.37%
Efficiency ratio	64.02%	66.61%	69.66%	72.77%
Efficiency ratio, excluding non-operating income and non-operating expense (3)	72.31%	66.61%	72.45%	70.35%

Earnings per common share (4):
Basic	$0.19	$0.17	$0.66	$0.85
Diluted	$0.19	$0.16	$0.65	$0.82

Average equity to average assets	10.38%	10.93%	10.72%	10.72%

	December 31,
	2008	2007
At period-end:
Total assets	$3,622,126	$3,338,392
Total deposits	2,896,364	2,699,091
Loans receivable, net of allowance for loan losses	2,702,516	2,482,917
Investments	453,584	461,639
Borrowings	154,097	154,213
Junior subordinated debentures	92,786	97,941
Shareholders’ equity	358,508	362,177

Credit quality and capital ratios:
Allowance for loan losses to gross loans	1.36%	1.08%
Non-performing assets to gross loans and real estate owned	1.78%	1.18%
Allowance for loan losses to non-performing loans	79.69%	127.11%

Total capital (to risk-weighted assets) (5):
Sun Bancorp, Inc.	11.71%	11.82%
Sun National Bank	11.17%	11.06%
Tier 1 capital (to risk-weighted assets) (5):
Sun Bancorp, Inc.	10.48%	10.86%
Sun National Bank	9.94%	10.09%
Leverage ratio (5):
Sun Bancorp, Inc.	9.58%	9.67%
Sun National Bank	9.08%	9.00%

Book value (4)	$16.35	$15.89
Tangible book value (4)	$9.66	$9.25

(1) Amounts for the three months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Efficiency ratio, excluding non-operating income and non-operating expense, is computed by dividing non-interest expense for the period by the summation of net interest income and non-interest income.   Net interest income for the year ended December 31, 2007 excludes the write-off of $791,000 of unamortized costs on redeemed trust preferred securities.  Non-interest income for the three months ended December 31, 2008 excludes a net gain of $11.6 million on the sale of branches and bank property, and an impairment charge of $7.5 million on available for sale securities.  Non-interest income for the year ended December 31, 2008 excludes a net gain of $11.6 million on the sale of branches and bank property, an impairment charge of $7.5 million on available for sale securities and a gain on redemption of Visa stock of $207,000 as compared to the year ended December 31, 2007, which excludes a net gain of $1.4 million from the sale of branches and a gain on sale of bank equipment of $12,000.  Non-interest expense for the year ended December 31, 2008 excludes $72,000 in lease buyout charges and $250,000 in executive sign-on incentive as compared to the year ended December 31, 2007, which excludes $185,000 related to branch optimization, $2.4 million of severance related expenses and $124,000 resulting from the early extinguishment of an FHLB borrowing.

(4) Data is adjusted for a 5% stock dividend declared in April 2008.
(5) December 31, 2008 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)
(Dollars in thousands, except par value)
	December 31,	December 31,
	2008	2007
ASSETS
Cash and due from banks	$31,237	$81,479
Interest-earning bank balances	26,784	2,380
Federal funds sold	412	2,654
Cash and cash equivalents	58,433	86,513
Investment securities available for sale (amortized cost - $444,628 and $427,378 at December 31, 2008 and December 31, 2007, respectively)	423,513	425,805
Investment securities held to maturity (estimated fair value - $13,601 and $18,755 at December 31, 2008 and December 31, 2007, respectively)	13,765	18,965
Loans receivable (net of allowance for loan losses - $37,309 and $27,002 at December 31, 2008 and December 31, 2007, respectively)	2,702,516	2,482,917
Restricted equity investments	16,306	16,869
Bank properties and equipment, net	48,642	48,118
Real estate owned, net	1,962	1,449
Accrued interest receivable	12,254	15,018
Goodwill	127,894	127,894
Intangible assets, net	18,769	23,479
Deferred taxes, net	16,707	3,169
Bank owned life insurance (BOLI)	75,504	72,487
Other assets	105,861	15,709
Total assets	$3,622,126	$3,338,392

LIABILITIES & SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits	$2,896,364	$2,699,091
Federal funds purchased	71,500	30,000
Securities sold under agreements to repurchase - customers	20,327	40,472
Advances from the Federal Home Loan Bank (FHLB)	42,081	63,483
Securities sold under agreements to repurchase - FHLB	15,000	15,000
Obligation under capital lease	5,189	5,258
Junior subordinated debentures	92,786	97,941
Other liabilities	120,371	24,970
Total liabilities	3,263,618	2,976,215

SHAREHOLDERS' EQUITY
Preferred stock, $1 par value, 1,000,000 shares authorized, none issued	-	-
Common stock, $1 par value, 50,000,000 shares authorized; 24,037,431 shares issued and 21,930,708 shares outstanding at December 31, 2008; 22,722,655 shares issued and 21,712,132 shares outstanding at December 31, 2007	24,037	22,723
Additional paid-in capital	351,430	336,668
Retained earnings	22,580	20,338
Accumulated other comprehensive loss	(13,377)	(1,027)
Treasury stock at cost, 2,106,723 shares and 1,010,523 shares at December 31, 2008 and December 31, 2007, respectively	(26,162)	(16,525)
Total shareholders' equity	358,508	362,177
Total liabilities and shareholders' equity	$3,622,126	$3,338,392

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except per share data)
	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
INTEREST INCOME
Interest and fees on loans	$38,050	$43,651	$154,154	$174,427
Interest on taxable investment securities	4,043	4,306	15,976	17,741
Interest on non-taxable investment securities	822	728	3,256	2,818
Dividends on restricted equity investments	187	281	983	1,112
Interest on federal funds sold	31	86	265	1,725
Total interest income	43,133	49,052	174,634	197,823
INTEREST EXPENSE
Interest on deposits	15,677	20,211	65,852	84,252
Interest on borrowed funds	527	1,556	3,407	6,267
Interest on junior subordinated debentures	1,457	1,787	5,714	8,468
Total interest expense	17,661	23,554	74,973	98,987
Net interest income	25,472	25,498	99,661	98,836
PROVISION FOR LOAN LOSSES	7,617	5,443	20,000	8,403
Net interest income after provision for loan losses	17,855	20,055	79,661	90,433
NON-INTEREST INCOME
Service charges on deposit accounts	3,263	3,421	13,918	13,687
Other service charges	82	85	317	307
Net gain on sale of branches	11,454	-	11,454	1,443
Net gain on sale of bank property & equipment	131	-	131	12
Gain on sale of loans	204	342	1,325	1,689
Impairment charge on available for sale securities	(7,497)	-	(7,497)	-
Gain on derivative instruments	411	511	2,578	1,567
Investment products income	688	272	3,041	974
BOLI income	661	990	3,017	2,427
Other	810	1,201	4,146	4,049
Total non-interest income	10,207	6,822	32,430	26,155
NON-INTEREST EXPENSE
Salaries and employee benefits	10,643	11,004	47,623	45,432
Occupancy expense	2,919	2,830	11,683	11,491
Equipment expense	1,609	1,660	6,421	7,172
Amortization of intangible assets	1,178	1,177	4,710	4,714
Data processing expense	1,120	1,078	4,459	4,249
Professional fees	745	327	2,335	2,110
Insurance expense	901	695	3,043	2,119
Advertising expense	849	459	2,368	1,856
Cost of real estate owned, net	15	17	(497)	103
Other	2,864	2,281	10,626	9,717
Total non-interest expense	22,843	21,528	92,771	88,963
INCOME BEFORE INCOME TAXES	5,219	5,349	19,320	27,625
INCOME TAXES	966	1,479	4,426	8,273
NET INCOME	$4,253	$3,870	$14,894	$19,352

Basic earnings per share (1)	$0.19	$0.17	$0.66	$0.85
Diluted earnings per share (1)	$0.19	$0.16	$0.65	$0.82

(1) Data is adjusted for a 5% stock dividend declared in April 2008.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
(Dollars in thousands)
	2008	2008	2008	2008	2007
	Q4	Q3	Q2	Q1	Q4
Balance sheet at quarter end:
Loans:
Commercial and industrial	$2,234,202	$2,164,523	$2,146,163	$2,061,640	$2,024,728
Home equity	274,360	271,197	264,354	267,023	264,965
Second mortgage	84,388	85,734	83,720	81,090	81,063
Residential real estate	67,473	61,845	56,334	53,616	49,750
Other	79,402	82,840	86,783	87,593	89,413
Total gross loans	2,739,825	2,666,139	2,637,354	2,550,962	2,509,919
Allowance for loan losses	(37,309)	(34,120)	(31,490)	(27,904)	(27,002)
Net loans	2,702,516	2,632,019	2,605,864	2,523,058	2,482,917
Goodwill	127,894	127,894	127,894	127,894	127,894
Intangible assets, net	18,769	19,947	21,124	22,301	23,479
Total assets	3,622,126	3,425,379	3,424,968	3,366,357	3,338,392
Total deposits	2,896,364	2,873,378	2,782,180	2,713,756	2,699,091
Federal funds purchased	71,500	-	29,500	56,000	30,000
Securities sold under agreements to repurchase - customers	20,327	38,359	36,149	36,938	40,472
Advances from the Federal Home Loan Bank (FHLB)	42,081	19,551	38,877	47,187	63,483
Securities sold under agreements to repurchase - FHLB	15,000	15,000	55,000	15,000	15,000
Obligation under capital lease	5,189	5,207	5,224	5,241	5,258
Junior subordinated debentures	92,786	92,786	92,786	92,786	97,941
Total shareholders' equity	358,508	357,282	360,268	364,242	362,177
Quarterly average balance sheet:
Loans:
Commercial and industrial	$2,195,218	$2,146,204	$2,099,090	$2,037,548	$2,030,928
Home equity	275,791	268,178	265,481	267,836	263,245
Second mortgage	85,530	84,404	82,604	80,819	80,400
Residential real estate	62,481	57,471	52,332	50,012	50,734
Other	81,426	84,116	86,198	86,602	87,155
Total gross loans	2,700,446	2,640,373	2,585,705	2,522,817	2,512,462
Securities and other interest-earning assets	476,305	461,276	450,888	469,322	468,418
Total interest-earning assets	3,176,751	3,101,649	3,036,593	2,992,139	2,980,880
Total assets	3,483,145	3,422,764	3,368,523	3,326,064	3,322,686
Non-interest-bearing demand deposits	407,151	435,249	430,568	416,612	434,066
Total deposits	2,916,153	2,837,147	2,755,778	2,701,630	2,689,326
Total interest-bearing liabilities	2,679,673	2,600,310	2,539,882	2,509,725	2,499,003
Total shareholders' equity	361,513	361,895	367,824	366,400	363,302

Capital and credit quality measures:
Total capital (to risk-weighted assets) (1):
Sun Bancorp, Inc.	11.71%	11.67%	11.50%	11.70%	11.82%
Sun National Bank	11.17%	11.02%	10.83%	10.92%	11.06%
Tier 1 capital (to risk-weighted assets) (1):
Sun Bancorp, Inc.	10.48%	10.51%	10.42%	10.71%	10.86%
Sun National Bank	9.94%	9.86%	9.75%	9.93%	10.09%
Leverage ratio (1):
Sun Bancorp, Inc.	9.58%	9.56%	9.57%	9.67%	9.67%
Sun National Bank	9.08%	8.97%	8.97%	8.98%	9.00%

Average equity to average assets	10.38%	10.57%	10.92%	11.02%	10.93%
Allowance for loan losses to total gross loans	1.36%	1.28%	1.19%	1.09%	1.08%
Non-performing assets to total gross loans and real estate owned	1.78%	1.87%	1.29%	1.20%	1.18%
Allowance for loan losses to non-performing loans	79.69%	71.80%	97.30%	102.60%	95.77%

Other data:
Net charge-offs	(4,428)	(1,093)	(2,941)	(1,231)	(4,781)
Non-performing assets:
Non-accrual loans	$42,233	$45,940	$31,323	$26,567	$26,853
Loans past due 90 days and accruing	4,587	1,583	1,042	631	1,343
Real estate owned, net	1,962	2,381	1,714	3,476	1,449
Total non-performing assets	$48,782	$49,904	$34,079	$30,674	$29,645
(1) December 31, 2008 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
(Dollars in thousands, except per share data)
	2008	2008	2008	2008	2007
	Q4	Q3	Q2	Q1	Q4
Profitability for the quarter:
Tax-equivalent interest income	$43,574	$43,426	$43,337	$46,049	$49,443
Interest expense	17,661	18,017	18,319	20,976	23,554
Tax-equivalent net interest income	25,913	25,409	25,018	25,073	25,889
Tax-equivalent adjustment	441	447	454	410	391
Provision for loan losses	7,617	3,723	6,527	2,133	5,443
Non-interest income excluding net gain on sale of branches, net gain on sale of bank property and impairment charge on available for sale securities	6,119	7,046	7,802	7,375	6,822
Net gain on sale of branches	11,454	-	-	-	-
Net gain on sale of bank property	131	-	-	-	-
Impairment charge on available for sale securities	(7,497)	-	-	-	-
Non-interest expense excluding amortization of intangible assets	21,665	21,873	21,735	22,788	20,351
Amortization of intangible assets	1,178	1,177	1,178	1,177	1,177
Income before income taxes	5,219	5,235	2,926	5,940	5,349
Income tax expense	966	1,106	597	1,757	1,479
Net income	$4,253	$4,129	$2,329	$4,183	$3,870
Financial ratios:
Return on average assets (1)	0.49%	0.48%	0.28%	0.50%	0.47%
Return on average equity (1)	4.71%	4.56%	2.53%	4.57%	4.26%
Return on average tangible equity (1),(2)	7.94%	7.74%	4.27%	7.77%	7.33%
Net interest margin (1)	3.26%	3.28%	3.30%	3.35%	3.47%
Efficiency ratio	64.02%	72.01%	70.79%	74.80%	66.61%
Efficiency ratio, excluding non-operating income and non-operating expense	72.31%	72.01%	70.79%	74.28%	66.61%
Per share data (3):
Earnings per common share:
Basic	$0.19	$0.18	$0.10	$0.18	$0.17
Diluted	$0.19	$0.18	$0.10	$0.18	$0.16
Book value	$16.35	$15.94	$16.02	$16.00	$15.89
Tangible book value	$9.66	$9.34	$9.39	$9.40	$9.25
Average basic shares (3)	22,213,041	22,393,168	22,696,171	22,786,251	22,916,950
Average diluted shares (3)	22,463,586	22,937,658	23,210,790	23,266,872	23,557,090
Operating non-interest income:
Service charges on deposit accounts	$3,263	$3,701	$3,561	$3,393	$3,421
Other service charges	82	82	75	78	85
Gain on sale of loans	204	286	411	424	342
Gain on derivative instruments	411	491	1,037	639	511
Investment products income	688	728	848	777	272
BOLI income	661	778	772	806	990
Other income	810	980	1,098	1,051	1,201
Total operating non-interest income	6,119	7,046	7,802	7,168	6,822
Non-operating income (4):
Net gain on sale of branches	11,454	-	-	-	-
Net gain on sale of bank property	131	-	-	-	-
Impairment charge on available for sale securities	(7,497)	-	-	-	-
Gain on Visa stock redemption	-	-	-	207	-
Total non-operating income	4,088	-	-	207	-
Total non-interest income	$10,207	$7,046	$7,802	$7,375	$6,822
Operating non-interest expense:
Salaries and employee benefits	$10,643	$12,277	$12,283	$12,170	$11,004
Occupancy expense	2,919	2,912	2,810	2,970	2,830
Equipment expense	1,609	1,522	1,666	1,624	1,660
Amortization of intangible assets	1,178	1,177	1,178	1,177	1,177
Data processing expense	1,120	1,154	1,065	1,120	1,078
Professional fees	745	542	483	565	327
Insurance expense	901	745	728	669	695
Advertising expense	849	336	484	699	459
Cost of real estate owned, net	15	13	(534)	9	17
Other expenses	2,864	2,372	2,750	2,640	2,281
Total operating non-interest expense	22,843	23,050	22,913	23,643	21,528
Non-operating expense (4):
Lease buy-out expenses and other branch rationalization charges	-	-	-	72	-
Executive sign-on incentive	-	-	-	250	-
Total non-operating expense	-	-	-	322	-
Total non-interest expense	$22,843	$23,050	$22,913	$23,965	$21,528
(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Data is adjusted for a 5% stock dividend declared in April 2008.
(4) Amount consists of items which the Company believes are not a result of normal operations.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (unaudited)
(Dollars in thousands)
	For the Three Months Ended December 31, 2008			For the Three Months Ended December 31, 2007
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$2,195,218	$30,604	5.58%	$2,030,928	$35,603	7.01%
Home equity	275,791	3,694	5.36	263,245	4,177	6.35
Second mortgage	85,530	1,396	6.53	80,400	1,343	6.68
Residential real estate	62,481	962	6.16	50,734	881	6.95
Other	81,426	1,394	6.85	87,155	1,647	7.56
Total loans receivable	2,700,446	38,050	5.64	2,512,462	43,651	6.95
Investment securities (3)	428,159	5,417	5.06	451,493	5,605	4.97
Interest-earning bank balances	34,299	76	0.89	9,911	101	4.08
Federal funds sold	13,847	31	0.90	7,014	86	4.90
Total interest-earning assets	3,176,751	43,574	5.49	2,980,880	49,443	6.63
Cash and due from banks	51,709			64,168
Bank properties and equipment, net	48,247			45,983
Goodwill and intangible assets, net	147,380			152,147
Other assets	59,058			79,508
Total non-interest-earning assets	306,394			341,806
Total assets	$3,483,145			$3,322,686

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,012,525	3,808	1.50%	$788,548	4,838	2.45%
Savings deposits	318,720	1,309	1.64	446,530	3,104	2.78
Time deposits	1,177,757	10,560	3.59	1,020,182	12,269	4.81
Total interest-bearing deposit accounts	2,509,002	15,677	2.50	2,255,260	20,211	3.58
Borrowed money:
Federal funds purchased	9,810	17	0.69	8,707	112	5.15
Securities sold under agreements to repurchase - customers	29,989	33	0.44	46,656	466	4.00
FHLB advances (4)	32,890	382	4.65	85,175	881	4.14
Obligation under capital lease	5,196	95	7.31	5,264	97	7.37
Junior subordinated debentures	92,786	1,457	6.28	97,941	1,787	7.30
Total borrowings	170,671	1,984	4.65	243,743	3,343	5.49
Total interest-bearing liabilities	2,679,673	17,661	2.64	2,499,003	23,554	3.77
Non-interest-bearing demand deposits	407,151			434,066
Other liabilities	34,808			26,315
Total liabilities	3,121,632			2,959,384
Shareholders' equity	361,513			363,302
Total liabilities and shareholders' equity	$3,483,145			$3,322,686

Net interest income		$25,913			$25,889
Interest rate spread (5)			2.85%			2.86%
Net interest margin (6)			3.26%			3.47%
Ratio of average interest-earning assets to average interest-bearing liabilities			118.55%			119.28%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods.
(4) Amounts include advances from FHLB and securities sold under agreements to repurchase - FHLB.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (unaudited)
(Dollars in thousands)
	For the Year Ended December 31, 2008			For the Year Ended December 31, 2007
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$2,119,795	$123,693	5.84%	$1,986,959	$142,891	7.19%
Home equity	269,336	15,574	5.78	247,017	16,010	6.48
Second mortgage	83,348	5,433	6.52	78,176	5,060	6.47
Residential real estate	55,598	3,509	6.31	44,368	3,362	7.58
Other	84,575	5,945	7.03	90,234	7,104	7.87
Total loans receivable	2,612,652	154,154	5.90	2,446,754	174,427	7.13
Investment securities (3)	433,226	21,707	5.01	481,775	22,514	4.67
Interest-earning bank balances	15,967	260	1.63	13,871	673	4.85
Federal funds sold	15,279	265	1.73	32,966	1,725	5.23
Total interest-earning assets	3,077,124	176,386	5.73	2,975,366	199,339	6.70
Cash and due from banks	56,104			68,963
Bank properties and equipment, net	48,179			44,014
Goodwill and intangible assets, net	149,150			153,957
Other assets	69,855			72,641
Total non-interest-earning assets	323,288			339,575
Total assets	$3,400,412			$3,314,941

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$874,463	14,355	1.64%	$759,855	22,130	2.91%
Savings deposits	395,288	7,632	1.93	455,096	13,214	2.90
Time deposits	1,110,941	43,865	3.95	1,022,172	48,908	4.78
Total interest-bearing deposit accounts	2,380,692	65,852	2.77	2,237,123	84,252	3.77
Borrowed money:
Federal funds purchased	18,370	421	2.29	2,929	155	5.29
Securities sold under agreements to repurchase - customers	34,976	478	1.37	44,213	1,961	4.44
FHLB advances (4)	50,582	2,127	4.21	87,306	3,764	4.31
Obligation under capital lease	5,221	381	7.30	5,288	387	7.32
Junior subordinated debentures	92,871	5,714	6.15	101,330	8,468	8.36
Total borrowings	202,020	9,121	4.51	241,066	14,735	6.11
Total interest-bearing liabilities	2,582,712	74,973	2.90	2,478,189	98,987	3.99
Non-interest-bearing demand deposits	422,388			453,281
Other liabilities	30,919			28,095
Total liabilities	3,036,019			2,959,565
Shareholders' equity	364,393			355,376
Total liabilities and shareholders' equity	$3,400,412			$3,314,941

Net interest income		$101,413			$100,352
Interest rate spread (5)			2.83%			2.71%
Net interest margin (6)			3.30%			3.37%
Ratio of average interest-earning assets to average interest-bearing liabilities			119.14%			120.06%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods.
(4) Amounts include advances from FHLB and securities sold under agreements to repurchase - FHLB.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.